UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2011

MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-07775	95-0740960
(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 788-1800
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 28, 2011, Massey Energy Company, a Delaware corporation (“Massey”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alpha Natural Resources, Inc., a Delaware corporation (“Alpha”), and Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alpha (“Merger Sub”), providing for the acquisition of Massey by Alpha.  Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, Massey will be merged with and into Merger Sub (the “Merger”), with Massey surviving the Merger as a wholly owned subsidiary of Alpha.

At the effective time of the Merger, each share of Massey common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Alpha, Massey or Merger Sub or their respective subsidiaries (which will be cancelled) or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive 1.025 shares of Alpha common stock and $10.00 in cash, without interest (the “Massey Merger Consideration”).  No fractional shares of Alpha common stock will be issued in the Merger, and Massey’s stockholders will receive cash in lieu of fractional shares, if any, of Massey common stock.  The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.  Upon completion of the transaction, Alpha and Massey stockholders will own approximately 54% and 46% of the combined company, respectively.

All currently issued and outstanding options to purchase Massey common stock will vest and be converted into options to purchase Alpha common stock, with adjustments to reflect the Merger.  All currently issued and outstanding restricted shares of Massey common stock will vest and be converted into the right to receive the Massey Merger Consideration.  Other outstanding equity-based awards of Massey will be converted into the right to receive cash, with adjustments to reflect the Merger.  Any equity-based awards of Massey that are granted after January 28, 2011 but before the Effective Time shall be converted into equivalent Alpha awards, with adjustments to reflect the Merger, and will vest and, if applicable, be settled, in accordance with their original schedule.

The consummation of the Merger is subject to certain conditions, including (i) the adoption by the Massey stockholders of the Merger Agreement and (ii) the approval by the Alpha stockholders of (x) an amendment to Alpha’s certificate of incorporation to increase the number of shares of Alpha common stock that Alpha is authorized to issue in order to permit issuance of the Alpha common stock in connection with the Merger and (y) the issuance of Alpha common stock in connection with the Merger.  In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions.

The Merger Agreement contains customary covenants, including covenants providing for each of the parties: (i) to conduct its operations in all material respects according to the ordinary and usual course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger; (ii) to use reasonable best efforts to cause the transaction to be consummated; (iii) not to initiate, solicit or knowingly encourage inquiries, proposals or offers relating to alternate transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto; and (iv) to call and hold a special stockholders’ meeting and, subject to certain exceptions, recommend adoption of the Merger Agreement, in the case of Massey, and amendment of the Alpha certificate of incorporation and issuance of Alpha common stock in connection with the Merger, in the case of Alpha.

The Merger Agreement also contains certain termination rights and provides that, (i) upon termination of the Merger Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the board of directors of Massey or termination of the Merger Agreement to enter into a written definitive agreement for a “superior proposal”, Massey will owe Alpha a cash termination fee of $251 million; (ii) upon the termination of the Merger Agreement under specified circumstances, including, but not limited to, a change in the recommendation of the board of directors of Alpha or termination of the Merger Agreement to enter into a written definitive agreement for a “superior proposal”, Alpha will owe Massey a cash termination fee of $252 million; and (iii) upon the termination of the Merger Agreement due to Alpha’s failure to obtain the required stockholder approval at the Alpha stockholders’ meeting in the absence of a competing proposal, Alpha will owe Massey a cash termination fee of $72 million.

Alpha has obtained $3.3 billion in committed financing from Morgan Stanley and Citi which, in addition to existing cash balances, will be sufficient to finance cash consideration to Massey stockholders and to refinance certain existing Alpha and Massey debt.  Morgan Stanley's and Citi's commitment to finance the Merger is subject to customary conditions precedent, including that no “Company Material Adverse Effect” (as defined in the Merger Agreement) has occurred.  Alpha is obligated to pay a cash termination fee of $360 million to Massey if all the conditions to closing have been met and the Merger is not consummated because of a breach by Alpha’s lenders of their obligations to finance the transaction.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Alpha, Massey or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Alpha, Massey or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01. Other Events.

Massey (i) issued a joint press release with Alpha on January 29, 2011, (ii) distributed a letter to employees on January 29, 2011, (iii) distributed an e-mail to employees on January 30, 2011 and (iv) made a joint investor presentation with Massey on January 31, 2011, in each case regarding the matters described in Item 1.01 of this Current Report on        Form 8-K.  Copies of the press release, letter to employees, e-mail to employees and joint investor presentation are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated herein by reference.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  Alpha and Massey caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Alpha and Massey, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alpha or Massey stockholders to approve the transaction; the outcome of pending or potential litigation or governmental investigations; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of Alpha following completion of the proposed transaction; Alpha’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; general economic conditions that are less favorable than expected; changes in, renewal of and acquiring new long term coal supply arrangements; and competition in coal markets. Additional information and other factors are contained in Alpha’s and Massey’s filings with the Securities and Exchange Commission (the “SEC”), including Alpha’s and Massey’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  Alpha and Massey disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger, Alpha will file with the SEC a registration statement on Form S-4 that will include a preliminary joint proxy statement/prospectus regarding the proposed merger.  After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to Alpha and Massey stockholders in connection with the proposed merger.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  You may obtain a copy of the joint proxy statement/prospectus (when available) and other related documents filed by Alpha and Massey with the SEC regarding the proposed merger as well as other filings containing information, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alpha’s Investor Relations department at Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations, to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York  10005 or to Massey’s Investor Relations department at, (804) 788 - 1824 or by email to Investor@masseyenergyco.com.  Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from Alpha’s website at www.alphanr.com under the heading “Investor Relations” and then under the heading “SEC Filings” and Massey’s website at www.masseyenergyco.com under the heading “Investors” and then under the heading “SEC Filings”.

Participants in Solicitation

Alpha, Massey and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  You can find information about Alpha’s and Massey’s directors and executive officers in their respective definitive proxy statements filed with the SEC on March 30, 2010 and April 16, 2010, respectively. You can obtain free copies of these documents from Alpha or Massey using the contact information above.

Item 9.01.    Financial Statements and Exhibits

(d)           The following exhibits are filed as a part of this report.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 28, 2011, among Mountain Merger Sub, Inc., Alpha Natural Resources, Inc. and Massey Energy Company.

99.1	Joint Press Release issued by Alpha Natural Resources, Inc. and Massey Energy Company, dated January 29, 2011.

99.2	Letter to Employees, distributed by Massey Energy Company on January 29, 2011.

99.3	E-mail to Employees, distributed by Massey Energy Company on January 30, 2011.

99.4	Joint Investor Presentation of Alpha Natural Resources, Inc. and Massey Energy Company, dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY,

Date: January 31, 2011	By:	/s/ Richard R. Grinnan
		Name:	Richard R. Grinnan
		Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 28, 2011, among Mountain Merger Sub, Inc., Alpha Natural Resources, Inc. and Massey Energy Company.

99.1	Joint Press Release issued by Alpha Natural Resources, Inc. and Massey Energy Company, dated January 29, 2011.

99.2	Letter to Employees, distributed by Massey Energy Company on January 29, 2011.

99.3	E-mail to Employees, distributed by Massey Energy Company on January 30, 2011.

99.4	Joint Investor Presentation of Alpha Natural Resources, Inc. and Massey Energy Company, dated January 31, 2011.